Exhibit 10.5

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is dated as of May 5, 2006, and entered into by and between STANDARD PACIFIC CORP., a Delaware corporation (the “Company”); and those subsidiaries of the Company listed on the signature pages hereof or which may hereafter become a party hereto pursuant to Section 16 (each of which is a “Pledgor Subsidiary;” and the Company and each Pledgor Subsidiary are each a “Pledgor” and collectively, “Pledgor”), and BANK OF AMERICA, N.A., a national banking association, as collateral agent for and representative of (in such capacity herein called “Collateral Agent” ) the Creditors defined below.

RECITALS

1. Reference is hereby made to (a) that certain Revolving Credit Agreement dated as of August 31, 2005, among Company, the Lenders defined therein, and Bank of America, N.A., as Administrative Agent, as amended on May 5, 2006, and as at any time amended, modified, supplemented, renewed or extended, and all restatements thereof and any agreement that refinances the indebtedness thereunder (the “Revolving Credit Agreement”), (b) that certain Term Loan A Credit Agreement dated as of May 5, 2006, among Company, the Lenders defined therein, and Bank of America, N.A., as Administrative Agent, as at any time amended, modified, supplemented, renewed or extended, and all restatements thereof and any agreement that refinances the indebtedness thereunder (the “Term Loan A Credit Agreement”), and (c) that certain Term Loan B Credit Agreement dated as of May 5, 2006, among Company, the Lenders referred to therein, and Bank of America, N.A., as Administrative Agent, as at any time amended, modified, supplemented, renewed or extended, and all restatements thereof and any agreement that refinances the indebtedness thereunder (the “Term Loan B Credit Agreement”), and (d) that certain Indenture dated as of April 1, 1999, between the Company and J.P. Morgan Trust Company, National Association, as Trustee (and, in connection with the Eleventh Supplemental Indenture referenced below, the Pledgor Subsidiaries and certain other Subsidiaries of the Company, as guarantors), as supplemented by that certain First Supplemental Indenture dated as of April 13, 1999, Second Supplemental Indenture dated as of September 5, 2000, Third Supplemental Indenture dated as of December 28, 2001, Fourth Supplemental Indenture dated as of March 4, 2003, Fifth Supplemental Indenture dated as of May 12, 2003, Sixth Supplemental Indenture dated as of September 23, 2003, Seventh and Eighth Supplemental Indentures, each dated as of March 11, 2004, Ninth and Tenth Supplemental Indentures, each dated as of August 1, 2005, and Eleventh Supplemental Indenture dated as of February 22, 2006, as at any time amended, modified, supplemented, renewed or extended (collectively, the “Indenture”).

2. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Term Loan B Credit Agreement as in effect on the date hereof.

3. Each Pledgor is the legal and beneficial owner of (a) the shares of stock (the “Pledged Shares”) described as owned by such Pledgor in Part A of Schedule 1 attached hereto and issued by the corporations named therein, and (b) the partnership interests in limited partnerships or general partnerships, as the case may be, and membership interests in limited liability companies, if any, described as owned by such Pledgor in Part B of Schedule 1 attached hereto (collectively, the “Pledged Interests”).

4. The Credit Documents require that each Pledgor shall grant to Collateral Agent, for the equal and ratable benefit of the Creditors holding Qualified Obligations, the Liens contemplated by this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees with Collateral Agent, for the equal and ratable benefit of the Creditors holding Qualified Obligations, as follows:

1. Definitions. As used herein, the following terms have the following meanings:

“Additional Covered Obligations” shall have the meaning set forth in the Collateral Agency Agreement as in effect on the date hereof.

“Certificate Delivery Date” means the date of delivery of each certificate delivered under Section 8.1(d) of the Term Loan B Credit Agreement.

“Collateral Agency Agreement” means that certain Collateral Agent and Intercreditor Agreement dated the date hereof, by and among Bank of America, N.A., as Collateral Agent, Bank of America, N.A., as Administrative Agent under the Revolving Credit Agreement, the Term Loan A Credit Agreement and the Term Loan B Credit Agreement, J. P. Morgan Trust Company, National Association, as Trustee under the Indenture, the Company, and each Pledgor Subsidiary, as amended, modified, supplemented, renewed or extended.

“Credit Documents” means, in respect of each Creditor Group, the instruments, documents and agreements evidencing the obligations and indebtedness of the Company and the Pledgor Subsidiaries owed to such Creditor Group under the respective “Loan Documents” (as defined in the Revolving Credit Agreement, the Term Loan A Credit Agreement or the Term Loan B Credit Agreement) or under the Indenture and the respective series of Notes, in each case together with any respective guarantees thereof, or evidencing Additional Covered Obligations, and in any event includes the Existing Credit Documents.

“Creditor” means each person which is the holder of any indebtedness or other obligation represented by Credit Documents representing Obligations, including (a) Bank of America, N.A., as Administrative Agent under the Revolving Credit Agreement, together with the “Lenders ,” “Issuing Banks ,” and “Swing Line Lender” referenced in such agreement or from time to time party thereto, and those persons entitled to indemnification of any character under such agreement, (b) Bank of America, N.A., as Administrative Agent under the Term Loan A Credit Agreement, together with the “Lenders” referenced in such agreement or from time to time party thereto, and those persons entitled to indemnification of any character under such agreement, (c) Bank of America, N.A., as Administrative Agent under the Term Loan B Credit Agreement, together with the “Lenders” referenced in such agreement or from time to time party thereto, and those persons entitled to indemnification of any character under such agreement, (d) J.P. Morgan Trust Company, National Association, as Trustee under the Indenture in respect of each series of Notes referred to in the definition of “Creditor Groups” and the holders of such Notes, and (e) any Creditor Representative in respect of any Additional Covered Obligations and the holders of such obligations, in each case including their respective successors, assigns and replacements.

“Creditor Group” means any of each of the following groups:

(a) the Administrative Agent, the Lenders, the Issuing Banks and the Swing Line Lender under and as defined in the Revolving Credit Agreement;

(b) the Administrative Agent and the Lenders under and as defined in the Term Loan A Credit Agreement;

(c) the Administrative Agent and the Lenders under and as defined in the Term Loan B Credit Agreement;

(d) the Trustee for and the holders of the Company’s 7% Senior Notes Due 2015;

(e) the Trustee for and the holders of the Company’s 6  1/4% Senior Notes Due 2014;

(f) the Trustee for and the holders of the Company’s 7  3/4% Senior Notes due 2013;

(g) the Trustee for and the holders of the Company’s 6  7/8% Senior Notes due 2011;

(h) the Trustee for and the holders of the Company’s 6  1/2% Senior Notes due 2010;

(i) the Trustee for and the holders of the Company’s 5  1/8% Senior Notes due 2009;

(j) the Trustee for and the holders of the Company’s 6  1/2% Senior Notes due 2008; and

(k) the Creditor Representative for and the holders of each other class of senior indebtedness of the Company which is hereafter registered as Additional Covered Obligations pursuant to the Collateral Agency Agreement; in each case together with any trustee, administrative agent or other creditor representative thereof, and any issuing banks, swap counterparties, indemnitees, or other persons entitled to the benefit of the Collateral.

“Creditor Representative” means (a) the Administrative Agent under and as defined in the Revolving Credit Agreement, (b) the Administrative Agent under and as defined in the Term Loan A Credit Agreement, (c) the Administrative Agent under and as defined in the Term Loan B Credit Agreement, (d) the Trustee under the Indenture, and (e) the administrative agent, trustee or other representative of any Additional Covered Obligations.

“Event of Default” means the occurrence of any Event of Default or defined event of default under any Credit Document.

“Existing Credit Documents” means (a) the Revolving Credit Agreement and the “Loan Documents” (as such term is defined in the Revolving Credit Agreement), (b) the Term Loan A Credit Agreement and the “Loan Documents” (as such term is defined in the Term Loan A Credit Agreement), (c) the Term Loan B Credit Agreement and the “Loan Documents” (as such term is defined in the Term Loan B Credit Agreement), (d) the Indenture and the Existing Notes of the Company, and (e) all guarantees of such obligations issued by the Company or any of its Subsidiaries in respect of the foregoing, including the Existing Guarantees.

“Existing Guarantees” means guaranties or guarantees of the Obligations entered into by certain Subsidiaries of the Company dated as of a date on or prior to this Agreement, including the following guaranties or guarantees by the subsidiaries of the Company named therein, in each case as at any time amended, modified, supplemented, renewed or extended:

(a) Continuing Guaranty dated as of August 31, 2005 (as supplemented as of the date hereof) with respect to the Revolving Credit Agreement;

(b) Continuing Guaranty of even date herewith with respect to the Term Loan A Credit Agreement;

(c) Continuing Guaranty of even date herewith with respect to the Term Loan B Credit Agreement; and

(d) the guarantee obligations contained in the Eleventh Supplemental Indenture dated as of February 22, 2006 included in the Indenture with respect to the Existing Notes.

“Existing Notes” means each series of Notes referred to in clauses (d) through (j) of the definition of “Creditor Groups.”

“Hedge Obligations” means all obligations and indebtedness of the Company or any of its Subsidiaries under any Swap Contract (as defined in the Revolving Credit Agreement as in effect on the date hereof) entered into with any Person who is entitled to the benefits of this Agreement and the Collateral Agency Agreement pursuant to Section 4 of the Collateral Agency Agreement.

“Indenture” has the meaning set forth in the Recitals hereto.

“Lien” means any lien or security interest.

“New Guarantee” means a guaranty of any Obligations hereafter executed by any Subsidiary of the Company, in each case as at any time amended, modified, supplemented, renewed or extended.

“Notes” means the Existing Notes and, from and after the inclusion of any other series of notes registered as Additional Covered Obligations pursuant to the Collateral Agency Agreement, each such other series of notes.

“Obligations” means, collectively, all obligations and indebtedness of the Company or any of the Pledgor Subsidiaries which are owed to any Creditor under the Credit Documents.

“Pledgee Subsidiary” means each direct or indirect Subsidiary of the Company that (a) holds title to Real Estate Inventory constituting ten percent (10%) or more of the GAAP Value of all Real Estate Inventory owned by all Subsidiaries of the Company (other than (i) Excluded Subsidiaries and (ii) any Subsidiary that is a direct or indirect Subsidiary of another Subsidiary if all the shares of stock, other securities, partnership interests or membership interests, as applicable, of such other Subsidiary are pledged hereunder) or (b) is required to meet the Requisite Collateral Coverage; provided however, for purposes of determining if any Person is required to be a Pledgee Subsidiary, such Person will be deemed to own all of the Real Estate Inventory of its direct and indirect Subsidiaries (other than Excluded Subsidiaries).

“Qualified Obligations” means:

(a) in the case of each Creditor Group holding Term Credit Obligations, all principal Obligations owed to such Creditor Group which are outstanding immediately prior to the delivery of a Trigger Notice, together with interest, fees, premiums, indemnification claims, and reasonable costs and expenses allocable to such principal, whether arising before or after a Trigger Event;

(b) in the case of each Creditor Group holding Revolving Credit Obligations, all principal Obligations owed to such Creditor Group which are outstanding immediately prior to the delivery of a Trigger Notice (including, without duplication, the amount of any letters of credit and related reimbursement obligations or other liquidated or contingent obligations issued under the related Credit Documents) (to the extent entitled to the benefit of the relevant Credit Documents) together with interest, fees, premiums, indemnification claims and reasonable costs and expenses allocable to such principal, whether arising before or after a Trigger Event; and

(c) in the case of each Creditor Group holding Hedge Obligations, the net close-out amount and unpaid amounts owed to such Creditor Group immediately prior to the delivery of a Trigger Notice (as if such Hedge Obligations were then terminated), as calculated by Collateral Agent, together with any interest, fees, premiums, indemnification claims and reasonable costs and expenses allocable to such close-out amount (or unpaid amount) included in the Hedge Obligations, whether arising before or after a Trigger Event.

“Requisite Collateral Coverage” means Pledgee Subsidiaries owning, on an aggregate basis as of any date of determination, no less than sixty-five percent (65%) of the GAAP Value of all Real Estate Inventory owned by all Subsidiaries of the Company.

“Revolving Credit Agreement” has the meaning set forth in the Recitals hereto.

“Revolving Credit Obligations” means all obligations and indebtedness of the Company or any of its Subsidiaries under (a) the Revolving Credit Agreement and the Loan Documents described therein, and (b) any other Credit Documents hereafter entitled to the benefits of this Agreement and the Collateral Agency Agreement pursuant to Section 4 of the Collateral Agency Agreement under (and to the extent) which revolving credit facilities are provided to the Company or any of its Subsidiaries.

“Term Loan A Credit Agreement” has the meaning set forth in the Recitals hereto.

“Term Loan B Credit Agreement” has the meaning set forth in the Recitals hereto.

“Term Credit Obligations” means all obligations and indebtedness of the Company and its Subsidiaries, the holders of which are entitled to the benefits of this Agreement and the Collateral Agency Agreement pursuant to Section 4 of the Collateral Agency Agreement and which are not Revolving Credit Obligations or Hedge Obligations.

“Trigger Event” means any of the following:

(a) the occurrence of any default under any Credit Document consisting of a bankruptcy, insolvency or similar event with respect to the Company or any Subsidiary having assets in excess of $100,000,000, provided that in the case of the commencement of any involuntary bankruptcy with respect to the Company or any such Subsidiary, no Trigger Event shall be deemed to have occurred unless and until the shortest period of grace, applicable to an involuntary bankruptcy default and provided for in the then applicable Credit Documents, has expired; or

(b) the actual acceleration of any Obligations in a principal amount in excess of $100,000,000 by the holder or holders thereof or their representatives.

“Trigger Notice” means a written notice from any Creditor to the Collateral Agent that a Trigger Event has occurred.

“Trustee” means J.P. Morgan Trust Company, National Association, in its capacity as trustee under the Indenture and its successors, assigns and replacements in such capacity.

2. Pledge of Security. Each Pledgor hereby pledges and assigns to Collateral Agent, for the equal and ratable benefit of the Creditors, and hereby grants to Collateral Agent, for the equal and ratable benefit of the Creditors, a Lien in, all of such Pledgor’s right, title, and interest in and to the following (the “Collateral”):

(a) the Pledged Shares and the certificates representing the Pledged Shares and any interest or securities entitlement of such Pledgor in the entries on the books of any financial or securities intermediary pertaining to the Pledged Shares;

(b) the Pledged Interests, including without limitation all of such Pledgor’s right, title, and interest as a partner in the issuer of such Pledged Interests (if it is a partnership) or as a member of the issuer of such Pledged Interests (if it is a limited liability company), whether such right, title, and interest arises under any partnership agreement or limited liability company agreement (any such agreement being a “Formation Agreement”) or otherwise;

(c) all additional shares of, and all securities convertible into and warrants, options, and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Shares from time to time acquired by such Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options, or other rights and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares;

(d) all dividends, cash, warrants, rights, instruments, and other property or proceeds from time to time received or otherwise distributed in respect of or in exchange for any or all of the Collateral referenced in clauses (a), (b), and (c) above;

(e) all of such Pledgor’s right, title and interest in and to all stock or other ownership record books relating to any of the Collateral; and

(f) to the extent not covered by clauses (a) through (e) above, all proceeds of any or all of the foregoing Collateral. For purposes of this Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to such Pledgor or Collateral Agent from time to time with respect to any of the Collateral.

3. Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), of all of the Obligations and all renewals or extensions thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to any Pledgor, would accrue on such obligations), fees, expenses, indemnities, or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created, or incurred (but in each case (for purposes of determinations on and after the occurrence of a Trigger Event) subject to the limitations on the principal amount of Obligations set forth in the definition of “Qualified Obligations”), and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Collateral Agent or any Creditor as a preference, fraudulent transfer, or otherwise (all such obligations and liabilities being the “Underlying Debt”), and all payment obligations of the Company or any other Pledgor now or hereafter existing under Section 13 of this Agreement (all such obligations of Pledgors, together with the Underlying Debt, being the “Secured Obligations”).

4. Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the applicable Pledgor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. Collateral Agent shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 7(a). In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

5. Representations and Warranties. Each Pledgor represents and warrants, as of the date hereof, that:

(a) Due Authorization, etc. of Collateral. All of the Pledged Shares and Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable.

(b) Description of Collateral. The Pledged Shares and Pledged Interests (i) constitute all of the issued and outstanding shares of stock of each of the Pledgee Subsidiaries, (ii) there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares, and (iii) together with the Pledged Interests are sufficient to satisfy the Requisite Collateral Coverage.

(c) Ownership of Collateral. Each Pledgor is the legal, record, and beneficial owner of the Collateral listed next to its name on Schedule 1, free and clear of any Lien except for the Lien created by this Agreement.

(d) Governmental Authorizations. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge by any Pledgor of the Collateral pursuant to this Agreement and the grant by any Pledgor of the Lien granted hereby, (ii) the execution, delivery, or performance of this Agreement by any Pledgor, or (iii) the exercise by Collateral Agent of the voting or other rights, or the remedies in respect of the Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Collateral by laws affecting the offering and sale of securities generally).

(e) Perfection. The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations.

(f) Margin Regulations. The pledge of the Collateral pursuant to this Agreement does not violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

6. Assurances and Covenants of each Pledgor.

(a) Transfers and Other Liens. No Pledgor shall:

(i) sell, assign (by operation of law or otherwise), pledge, or hypothecate or otherwise dispose of, or grant any option with respect to, any of the Collateral except for the Lien created under this Agreement; provided that each Pledgor may sell or dispose of any Collateral so long as, (A) both before and after giving effect to such sale or disposition, (x) no Default or Event of Default exists and (y) Pledgors have satisfied the Requisite Collateral Coverage or (B) such sale or disposition is authorized pursuant to Section 7(b) of the Collateral Agency Agreement, and in either case upon such permitted sale or disposition any assets so sold or disposed as permitted by this Section 6(a) shall be released from the Lien of this Agreement as provided in Section 17; or

(ii) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the Lien created under this Agreement.

(b) Additional Collateral – Existing Pledgee Subsidiaries. Each Pledgor shall (i) cause each issuer of Pledged Shares or Pledged Interests not to issue any stock or other securities in addition to or in substitution for the Pledged Shares or Pledged Interests issued by such issuer, except to such Pledgor and (ii) pledge hereunder pursuant to Section 6(d), promptly upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities or interests of each issuer of Pledged Shares or Pledged Interests.

(c) Additional Collateral – New Pledgee Subsidiaries. The Company shall pledge, or cause a Pledgor Subsidiary to pledge, the shares of stock, other securities partnership interests or membership interests, as the case may be, of any additional Subsidiary that is described as the issuer of Pledged Shares or Pledged Interests in a Pledge and Security Amendment executed and delivered from time to time by the Company or such Pledgor Subsidiary, in order to maintain, at each Certificate Delivery Date (and determined as of the end of the latest fiscal quarter preceding such Certificate Delivery Date), the Requisite Collateral Coverage.

(d) Pledge Amendments. Each Pledgor shall, upon obtaining any additional shares of stock or other securities or interests required to be pledged hereunder as provided in Section 6(b), promptly (and in any event on or before five (5) Business Days after obtaining such securities) deliver to Collateral Agent a Pledge and Security Amendment, duly executed by such Pledgor, in substantially the form of Exhibit A attached hereto (a “Pledge and Security Amendment”), in respect of the additional Pledged Shares or Pledged Interests to be pledged pursuant to this Agreement. Each Pledgor shall, upon pledging any additional shares of stock, other securities partnership interests or membership interests, as the case may be, of any additional Subsidiary pursuant to Section 6(b), deliver to the Collateral Agent a Pledge and Security Amendment, duly executed by such Pledgor, in respect of the additional Pledged Shares or Pledged Interests to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes Collateral Agent to attach each Pledge and Security Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge and Security Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Collateral; provided that the failure of any Pledgor to execute a Pledge and Security Amendment with respect to any additional Pledged Shares pledged pursuant to this Agreement shall not impair the Lien of Collateral Agent therein or otherwise adversely affect the rights and remedies of Collateral Agent hereunder with respect thereto.

(e) Taxes and Assessments. Each Pledgor shall pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith and by appropriate proceedings and in which reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP, have been made or provided therefor; provided that each Pledgor shall in any event pay such taxes, assessments, charges, levies, or claims not later than five (5) days prior to the date of any proposed sale under any judgement, writ, or warrant of attachment entered or filed against such Pledgor or any of the Collateral as a result of the failure to make such payment.

(f) Further Assurances Perfection. Each Pledgor shall from time to time, at the expense of Pledgors, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to perfect and protect any Lien granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor will:

(i) authenticate and file, or authorize Collateral Agent to file, such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Collateral Agent may reasonably request, in order to perfect and preserve the Liens granted or purported to be granted hereby

(ii) provide the Collateral Agent, on a timely basis, with any documents as may be required under the Trust Indenture Act of 1939, as amended;

(iii) at Collateral Agent’s request, appear in and defend any action or proceeding that may affect any Pledgor’s title to or Collateral Agent’s Lien in all or any part of the Collateral; and

(iv) take any and all action that may be necessary or appropriate to cause any partnership or limited liability company to which any Pledgor is a partner or member, respectively, and which constitute Pledged Interests, to register the Lien of Collateral Agent in the Pledged Interests, including, without limitation, to deliver to such partnership or limited liability company, as the case may be, instructions to register pledge substantially in the form of Exhibit B attached hereto and, to this end, cause such partnership or limited liability company to register the Lien granted hereby upon the books of such partnership or limited liability company, as the case may be, in accordance with Article 8 of the Uniform Commercial Code, as adopted in the State of California (the “Code”).

(g) Authorization to File Financing Statements.

(i) Each Pledgor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as Collateral Agent shall deem appropriate, and each Pledgor shall authenticate and deliver to Collateral Agent such financing or continuation statements, and amendments thereto, promptly upon the request of Collateral Agent and, shall pay Collateral Agent’s reasonable costs and expenses incurred in connection therewith.

(ii) Each Pledgor hereby further authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Pledgor, and each Pledgor agrees that a carbon, photographic, or other reproduction of this Agreement or of a financing statement authenticated by such Pledgor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

(h) Formation Agreements. Each Pledgor shall, at its expense, maintain each applicable Formation Agreement in full force and effect, without any cancellation, termination, amendment, supplement, or other modification of such Formation Agreement, except as explicitly required by its terms (as in effect on the date hereof), except for amendments, supplements or other modifications that do not adversely affect the interests of the Creditors in any material respect and except for Formation Agreements in respect of Pledged Interests of partnerships or limited liability companies that have been released from this Agreement under Section 17.

7. Voting Rights; Dividends; Etc.

(a) So long as no Trigger Event shall have occurred and be continuing:

(i) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Documents;

(ii) each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends, cash, warrants, rights, instruments, and other property or proceeds from time to time received or otherwise distributed in respect of or in exchange for any Collateral; provided, however, that any and all such dividends, distributions, property or proceeds paid or payable on the Collateral in the form of additional securities of a Pledgee Subsidiary shall be, and shall forthwith be delivered to Collateral Agent to hold as Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to Collateral Agent as Collateral in the same form as so received (with all necessary endorsements); and

(iii) Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to Pledgors all such proxies, dividend payment orders, and other instruments as any Pledgor may from time to time reasonably request for the purpose of enabling such Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividend payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuation of a Trigger Event:

(i) upon written notice from Collateral Agent to Pledgors, all rights of any Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights;

(ii) all rights of any Pledgor to receive the dividends, cash, warrants, rights, instruments, and other property or proceeds in respect of or in exchange for any Collateral which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Collateral such dividend payments; and

(iii) all dividends, cash, warrants, rights, instruments, and other property or proceeds in respect of or in exchange for any Collateral which are received by any Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to Collateral Agent as Collateral in the same form as so received (with any necessary endorsements).

(c) In order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders, and other instruments as Collateral Agent may from time to time reasonably request, and (ii) without limiting the effect of the immediately preceding clause (i), each Pledgor hereby grants to Collateral Agent an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges, and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence of a Trigger Event and which proxy shall only terminate upon the payment in full of the Secured Obligations or waiver or cure of such Trigger Event.

(d) Notwithstanding any of the foregoing, each Pledgor agrees that this Agreement shall not in any way be deemed to obligate Collateral Agent or any Creditor to assume any of such Pledgor’s obligations, duties, expenses, or liabilities arising out of this Agreement (including, without limitation, such Pledgor’s obligations as the holder of the Pledged Shares and as holder of the Pledged Interests) or under any and all other agreements now existing or hereafter drafted or executed (collectively, the “Pledgor Obligations”) unless Collateral Agent otherwise expressly agrees to assume any or all of said Pledgor Obligations in writing. Without limiting the generality of the foregoing, neither the grant of the Lien in the Collateral in favor of Collateral Agent as provided herein nor the exercise by Collateral Agent of any of its rights hereunder nor any action by Collateral Agent in connection with a foreclosure on the Collateral shall be deemed to constitute Collateral Agent as a partner of any partnership or a member of any limited liability company; provided, however, that in the event Collateral Agent elects to become a substituted partner of any partnership or a member of any limited liability company in place of Pledgor while a Trigger Event has occurred and is continuing, Collateral Agent shall be entitled to and shall become such a substitute partner or member.

8. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, Collateral Agent or otherwise, from time to time in Collateral Agent’s discretion:

(a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor;

(b) subsequent to a Trigger Event, to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) subsequent to a Trigger Event, to receive, endorse, and collect any instruments made payable to any Pledgor representing any dividend payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same; and

(d) subsequent to a Trigger Event, to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral.

9. Collateral Agent May Perform. If any Pledgor fails to perform any agreement contained herein, then Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by such Pledgor under Section 13(b).

10. Standard of Care. The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession or under its control and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral, it being understood that Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession or control of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, or (d) initiating any action to protect the Collateral against the possibility of a decline in market value. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property consisting of negotiable securities.

11. Remedies.

(a) If any Trigger Event shall have occurred and be continuing, then Collateral Agent may exercise in respect of the Collateral, and in accordance with the terms and conditions of the Collateral Agency Agreement, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Collateral Agent on default under the Code (whether or not the Code applies to the affected Collateral), and Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or at any of Collateral Agent’s offices or elsewhere, for cash, on credit, or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Collateral Agent or any Creditor may be the purchaser of any or all of the Collateral at any such sale and Collateral Agent, as agent for and representative of Creditors, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay, and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the applicable Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree; provided however, that Pledgors do not waive the requirements of Section 9-610 of the Code with respect to any sale or other disposition of the Collateral that is conducted under such Section.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the “Securities Act”), and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

(c) If Collateral Agent determines to exercise its right to sell any or all of the Collateral, then upon Collateral Agent’s written request, each Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

12. Application of Proceeds. All proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be held and applied in accordance with the Collateral Agency Agreement.

13. Indemnity and Expenses.

(a) Each Pledgor agrees to indemnify Collateral Agent and each Creditor from and against any and all claims, losses, and liabilities in any way relating to, growing out of, or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses, or liabilities result from Collateral Agent’s or such Creditor’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b) Pledgors shall pay to Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

14. Continuing Security Interest; Transfer of Loans. This Agreement shall create a continuing Lien in the Collateral and shall (a) remain in full force and effect until the payment in full of all Term Loans (as defined in the Term Loan B Credit Agreement) and payment of all other Obligations under and as defined in the Term B Credit Agreement then due and payable, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), but subject to the relevant provisions of the Credit Documents, any Creditor may assign or otherwise transfer any Secured Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Creditor herein or otherwise. Upon (i) the indefeasible payment in full of all Term Loans (as defined in the Term Loan B Credit Agreement) and (ii) payment of all other Obligations under and as defined in the Term Loan B Credit Agreement then due and payable, the Lien granted hereby shall terminate and all rights to the Collateral shall revert to Pledgors (provided that, if an Event of Default then exists, such termination and reversion shall not occur until such time as no Event of Default is continuing). In addition, the Lien granted hereby shall terminate and all rights to the Collateral shall revert to Pledgors under the circumstances provided in Section 7(b) of the Collateral Agency Agreement (if a release of all Collateral is authorized thereunder) or Section 13 of the Collateral Agency Agreement. Upon any such termination Collateral Agent will, at Pledgors’ expense, execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination and Pledgors shall be entitled to the return, upon their request and at their expense, against receipt and without recourse to Collateral Agent, of such Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

15. Collateral Agent as Collateral Agent. Collateral Agent has been appointed to act as Collateral Agent hereunder by Creditors, subject to the terms and conditions of the Collateral Agency Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Collateral Agency Agreement.

16. Additional Pledgor Subsidiaries. The Company and the Pledgor Subsidiaries hereby agree that they shall, concurrently with the pledge of Pledged Shares or Pledged Interests by any Subsidiary not theretofore a Pledgor Subsidiary (an “Additional Pledgor Subsidiary”), cause such Additional Pledgor Subsidiary to enter into a joinder hereto, substantially in the form of Exhibit C, together with a Pledge Amendment in the form of Exhibit A, listing the Collateral to be pledged by such Additional Pledgor Subsidiary. Such Additional Pledgor Subsidiary hereby authorizes Collateral Agent to attach each Pledge and Security Amendment to this Agreement and agrees that all Pledged Shares or Pledged Interests listed on any Pledge and Security Amendment delivered to Collateral Agent shall, for all purposes hereunder, be considered Collateral. Such Additional Pledgor Subsidiary shall comply with the provisions of Section 4 with respect to delivery of the Pledged Shares.

17. Release of Collateral. Collateral shall be released from the Lien of this Agreement upon any of the following events: (i) any sale or disposition of such Collateral as permitted by Section 6(a), such release to be confirmed by delivery to the Collateral Agent of a certificate of an officer of the Company stating that such Collateral is being sold or disposed of as permitted by Section 6(a); (ii) delivery to the Collateral Agent of a certificate of an officer of the Company requesting the release of the shares of stock, other securities, partnership interests or membership interests, as the case may be, issued by a Subsidiary identified in such certificate and stating that, on the date of certificate, (A) such Subsidiary owns less than 10% of the Real Estate Inventory owned by the Company’s Subsidiaries (or such Subsidiary is a direct or indirect Subsidiary of another Subsidiary and all the shares of stock, other securities, partnership interests or membership interests, as applicable, of such other Subsidiary are pledged hereunder) and (B) the Pledgee Subsidiaries (not including such Subsidiary) collectively own at least 65% of the Real Estate Inventory owned by the Company’s Subsidiaries (for purposes of the foregoing clauses (A) and (B), in determining the amount of Real Estate Inventory owned by any Subsidiary, such Subsidiary will be deemed to own all of the Real Estate Inventory owned by its direct and indirect Subsidiaries), (iii) upon termination of Liens pursuant to Section 14, (iv) as provided in Section 7(b) of the Collateral Agency Agreement, or (v) as provided in Section 7(a)(ii) of this Agreement. Upon any release of Collateral pursuant to the terms of this Section 17, (i) the Collateral Agent shall thereupon return to the respective Pledgor or to its order any and all certificates and other instruments evidencing or relating to such released Collateral and (ii) the Collateral Agent will, at Pledgors’ expense, file, or will authorize the respective Pledgor to file, an amendment to any financing statement releasing such Collateral.

18. Amendments; Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by Pledgor from the terms and conditions hereof, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and, in the case of any such amendment or modification, by Pledgors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

19. Notices. Any notice or other communication herein required or permitted to be given shall be in writing and (a) if to the Pledgors, shall be to the Company in accordance with the provisions of Section 11.11 of the Term Loan B Credit Agreement; or (b) if to Collateral Agent or Creditors in accordance with the provisions of Section 14 of the Collateral Agency Agreement.

20. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Collateral Agent in the exercise of any power, right, or privilege hereunder shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise thereof or of any other power, right, or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

21. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

22. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

23. Governing Law; Terms. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE LIENS AND SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein, terms used in Articles 8 and 9 of the Code are used herein as therein defined.

24. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Each Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Pledgor at its address provided on the signature page hereof, such service being hereby acknowledged by such Pledgor to be sufficient for personal jurisdiction in any action against such Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Collateral Agent to bring proceedings against any Pledgor in the courts of any other jurisdiction.

25. Waiver of Jury Trial. EACH PLEDGOR AND COLLATERAL AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Pledgor and Collateral Agent each acknowledge that this waiver is a material inducement for each Pledgor and Collateral Agent to enter into a business relationship, that each Pledgor and Collateral Agent have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Pledgor and Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

26. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

27. Limitation. It is the intention of each Pledgor Subsidiary, Collateral Agent, and each Creditor that the amount of the Secured Obligations shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar Laws applicable to each Pledgor Subsidiary. Accordingly, notwithstanding anything to the contrary contained in this Agreement or any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations shall be limited to that amount which after giving effect thereto would not (a) render any Pledgor Subsidiary insolvent, (b) result in the fair saleable value of the assets of any Pledgor Subsidiary being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave any Pledgor Subsidiary with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in (a), (b), and (c) herein are determined under applicable Laws, if the obligations of such Pledgor Subsidiary hereunder would otherwise be set aside, terminated, annulled, or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court.

[Remainder of Page Intentionally Left Blank;

Signature Pages to Follow]

IN WITNESS WHEREOF, each Pledgor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

STANDARD PACIFIC CORP., a Delaware corporation

By:	/s/ Andrew H. Parnes
Andrew H. Parnes
Executive Vice President-Finance and Chief Financial Officer

By:	/s/ John M. Stephens
John M. Stephens
Vice President and Corporate Controller

Address for Notices:

Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618-2338

Attn: Mr. Andrew H. Parnes

Telephone: (949) 789-1616

Telecopier: (949) 789-1609

Signature Page to Pledge Agreement

PLEDGOR SUBSIDIARIES:

SP TEXAS INVESTMENTS, INC., a Delaware corporation

STANDARD PACIFIC OF TEXAS GP, INC., a Delaware corporation

By:	/s/ John M. Stephens
Assistant Treasurer of each of the foregoing Pledgor Subsidiaries

Address for each of the foregoing Pledgor Subsidiaries:

15326 Alton Parkway

Irvine, California 92618

Attn: Clay A. Halvorsen, General Counsel

John Babel, Assistant General Counsel

Telephone: (949) 789-1618

Telecopier: (949) 789-1609

Signature Page to Pledge Agreement

COLLATERAL AGENT:

BANK OF AMERICA, N.A., a national banking association

By:	/s/ Eyal Namordi
Name:	Eyal Namordi
Title:	Vice President

Notice Address:

Bank of America, N.A.

Agency Management

100 North Tryon Street, 14th Floor

NC1-007-14-24

Charlotte, NC 28255

Attention: Cindy K. Fisher

Telephone: (704) 387-5452

Telecopy: (704) 409-0180

Signature Page to Pledge Agreement

SCHEDULE 1

PART A

Pledgor	Stock Issuer	Class of Stock	Stock Certificate	Par Value	Number of Shares
Standard Pacific Corp.	Standard Pacific of Arizona, Inc.	common	1	$0.01	100
Standard Pacific Corp	Standard Pacific of Las Vegas, Inc.	common	1	$0.01	100
Standard Pacific Corp	Standard Pacific of South Florida GP, Inc.	common	1	$0.01	100
Standard Pacific Corp	Westfield Homes USA, Inc.	common	1	$0.01	100

PART B

Limited Partnerships

Pledgor	Limited Partnership	Percentage Interest*
Standard Pacific of Texas GP, Inc.	Standard Pacific of Texas, L.P.	0.5%
SP Texas Investments, Inc.	Standard Pacific of Texas, L.P.	99.5%

*	100% of the partnership interests of Standard Pacific of Texas, L.P. is being pledged, of which 0.5% is held by Standard Pacific of Texas GP, Inc. as the General Partner and 99.5% is held by SP Texas Investments, Inc. as the Limited Partner.

Limited Liability Companies

January 5, 2009

PLEDGE AMENDMENT

(to Pledge Agreement dated May 5, 2006)

This Pledge Amendment, dated January 5, 2009, is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated as of May 5, 2006, between the undersigned, each other Pledgor party thereto, and Bank of America, N.A., as Collateral Agent (the “Pledge Agreement;” capitalized terms defined therein being used herein as therein defined), and that the Pledged Shares and Pledged Interests listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and Pledged Interests and shall become part of the Collateral and shall secure all Secured Obligations.

Attached hereto is an updated version of Schedule 1 to the Pledge Agreement reflecting all of the interests that have been pledged through the date hereof.

PLEDGOR:

Standard Pacific of Orange County, Inc.

By:	/s/ John M. Stephens
Name:	John M. Stephens
Title:	Principal Financial & Accounting Officer

PART A

Pledgor	Stock Issuer	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares
Standard Pacific of Orange County, Inc.	Standard Pacific of Walnut Hills, Inc.	Common	1	$0.01	100

PART B

Limited Liability Companies

Pledgor	Limited Liability Company	Percent Interest
Standard Pacific Corp.	Standard Pacific of Tonner Hills, LLC	100%

SCHEDULE 1

(Last Updated on January 5, 2008)

PART A

Pledgor	Stock Issuer	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares
Standard Pacific Corp.	Standard Pacific of Arizona, Inc.	common	1	$0.01	100	*
Standard Pacific Corp	Standard Pacific of Las Vegas, Inc.	common	1	$0.01	100	*
Standard Pacific Corp	Standard Pacific of South Florida GP, Inc.	common	1	$0.01	100	*
Standard Pacific Corp	Westfield Homes USA, Inc.	common	1	$0.01	100	*
Standard Pacific Corp.	Standard Pacific of Texas, Inc.	common	1	$0.01	100	**
Standard Pacific of Orange County, Inc.	Standard Pacific of Walnut Hills, Inc.	common	1	$0.01	100

*	Previously pledged on May 5, 2006
**	Previously pledged on June 30, 2007

PART B

Limited Liability Companies

Pledgor	Limited Liability Company	Percent Interest
Standard Pacific Corp.	Standard Pacific of Tonner Hills, LLC	100%

COUNTERPART TO PLEDGE AGREEMENT

In witness whereof, the undersigned Additional Pledgor Subsidiary has caused this Pledge Agreement to be executed and delivered by its officer thereunto duly authorized as of January 5, 2009, and has delivered herewith, all items required by Section 16 of this Pledge Agreement.

STANDARD PACIFIC OF ORANGE COUNTY, INC.

By:	/s/ John M. Stephens
	Name:	John M. Stephens
	Title:	Principal Financial & Accounting Officer

Address for Notice:

26 Technology Drive

Irvine, California 92618-2338

Attn: John M. Stephens, SVP and CFO

August 21, 2009

PLEDGE AMENDMENT

(to Pledge Agreement dated May 5, 2006)

This Pledge Amendment, dated August 21, 2009, is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated as of May 5, 2006, between the undersigned, each other Pledgor party thereto, and Bank of America, N.A., as Collateral Agent (the “Pledge Agreement;” capitalized terms defined therein being used herein as therein defined), and that the Pledged Shares and Pledged Interests listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares and Pledged Interests and shall become part of the Collateral and shall secure all Secured Obligations.

Attached hereto is an updated version of Schedule 1 to the Pledge Agreement reflecting all of the interests that have been pledged through the date hereof.

PLEDGOR: Standard Pacific of Orange County, Inc. Standard Pacific Investment Corp.

By:	/s/ John M. Stephens
	Name:	John M. Stephens
	Title:	Principal Financial & Accounting Officer

PART B

Limited Liability Companies

Pledgor	Limited Liability Company	Percent Interest
Standard Pacific of Orange County, Inc./Standard Pacific Investment Corp.	Talega Associates, LLC	100%

SCHEDULE 1

(Last Updated on August 21, 2009)

PART A

Pledgor	Stock Issuer	Class of Stock	Stock Certificate Nos.	Par Value	Number of Shares
Standard Pacific Corp.	Standard Pacific of Arizona, Inc.	common	1	$0.01	100	*
Standard Pacific Corp	Standard Pacific of Las Vegas, Inc.	common	1	$0.01	100	*
Standard Pacific Corp	Standard Pacific of South Florida GP, Inc.	common	1	$0.01	100	*
Standard Pacific Corp	Westfield Homes USA, Inc.	common	1	$0.01	100	*
Standard Pacific Corp.	Standard Pacific of Texas, Inc.	common	1	$0.01	100	**
Standard Pacific of Orange County, Inc.	Standard Pacific of Walnut Hills, Inc.	common	1	$0.01	100	***

*	Previously pledged on May 5, 2006
**	Previously pledged on June 30, 2007
***	Previously pledged on January 5, 2009

PART B

Limited Liability Companies

Pledgor	Limited Liability Company	Percent Interest
Standard Pacific Corp.	Standard Pacific of Tonner Hills, LLC	100	%***
Standard Pacific of Orange County, Inc./Standard Pacific Investment Corp.	Talega Associates, LLC	100%

***	Previously pledged on January 5, 2009

COUNTERPART TO PLEDGE AGREEMENT

In witness whereof, the undersigned Additional Pledgor Subsidiary has caused this Pledge Agreement to be executed and delivered by its officer thereunto duly authorized as of August 21, 2009, and has delivered herewith, all items required by Section 16 of this Pledge Agreement.

STANDARD PACIFIC INVESTMENT CORP.

By:	/s/ John M. Stephens
	Name:	John M. Stephens
	Title:	Principal Financial & Accounting Officer & Treasurer

Address for Notice:

26 Technology Drive

Irvine, California 92618-2338

Attn: John M. Stephens, SVP and CFO